EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 27, 2005
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

34% FIRST QUARTER DILUTED EPS GROWTH

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today its results for the three-month period ended March 31, 2005. Reported net income was $61.4 million during the first quarter of 2005, as compared to $46.2 million during the prior year quarter. Reported earnings per diluted share were $.99 during quarter ended March 31, 2005, a 34% increase over the $.74 per diluted share reported during the prior year quarter. Reported income from continuing operations was $56.4 million or $.91 per diluted share during the first quarter of 2005 as compared to $45.6 million or $.73 per diluted share during the first quarter of 2004.

Net revenues during the 2005 quarter were $1.09 billion, an increase of 11% over the same quarter in the prior year. At March 31, 2005, our balance sheet debt, net of cash, was approximately $646 million and our shareholders’ equity was approximately $1.27 billion.

On a same facility basis, patient admissions to our acute care hospitals located in the U.S. increased 2.4% during the first quarter of 2005 as compared to the comparable prior year quarter. At our acute care hospitals owned in both periods located in the U.S., revenues increased 8.7% and revenue per adjusted patient day increased 7.2% during the 2005 first quarter as compared to the prior year quarter. At our behavioral health hospitals owned in both periods, admissions were relatively unchanged, revenues increased 5.4% and revenue per adjusted patient day increased 2.8%.

Included in the reported results for the quarter ended March 31, 2005 were the following items (as listed on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information): (i) a $3.8 million after-tax gain ($6.0 million pre-tax) on the sale of two acute care hospitals located in Puerto Rico; (ii) a $2.0 million after-tax gain ($3.1 million pre-tax) on the sale of a home health business in Bradenton, Florida, and; (iii) a $2.0 million after-tax asset impairment charge ($3.1 million pre-tax) related to a women’s hospital located in Edmond, Oklahoma. Included in the reported results for the quarter ended March 31, 2004 was Medicaid disproportionate share hospital revenue (“DSH”) related to a prior period which favorably impacted net income during the first quarter of 2004 by $1.7 million after-tax ($2.8 million pre-tax).

Excluding the items listed above for the three-month periods ended March 31, 2005 and 2004, our adjusted net income increased 30% to $57.6 million during the first quarter of 2005, as compared to $44.4 million during the 2004 first quarter. Our adjusted earnings per diluted share increased 29% to $.93 during the quarter ended March 31, 2005, as compared to $.72 during the comparable prior year quarter. Our adjusted income from continuing operations increased 33% to $58.4 million during the first quarter of 2005, as compared to $43.8 million during the 2004 first quarter. Our adjusted income from continuing operations per diluted share increased 32% to $.94 during the quarter ended March 31, 2005, as compared to $.71 during the comparable prior year quarter.

Our adjusted operating margin increased to 16.0% during the three-month period ended March 31, 2005 as compared to 14.3% during the same period of the prior year. The operating margin at our acute care hospitals located in the U.S. owned in both the three-month periods ended March 31, 2005 and March 31, 2004, increased to 17.2% from 14.6%. The operating margin at our behavioral health hospitals owned in both periods increased to 24.8% during the first quarter of 2005 from 24.0% during the prior year quarter.

As previously announced, we sold our two remaining acute care hospitals located in Puerto Rico during the first quarter of 2005 and subsequent to quarter-end, we signed a definitive agreement to sell our 81.5% interest in Medi-Partenaires, an operating company that owns and operates 14 hospitals located in France. We expect to complete the sale of Medi-Partenaires, which is subject to customary regulatory approvals, in mid-to-late May, 2005.

We will hold a conference call for investors and analysts at 9:00 a.m. Eastern Time on April 28, 2005. The dial-in number is 1-877-648-7971. A digital recording of the conference call will be available two hours after the completion of the conference call on April 28, 2005 and will continue through midnight on May 5, 2005. The recording can be accessed by calling 1-800-642-1687 and entering the conference ID number 5013358.

This call will also be available live over the internet at our web site at www.uhsinc.com. It will also be distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).

Universal Health Services, Inc. is one of the nation’s largest hospital companies, operating acute care and behavioral health hospitals and ambulatory centers nationwide, in Puerto Rico and in France. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE: UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in “Forward-Looking Statements and Risk Factors” on pages 25 and 26 of our Form 10-K for the year ended December 31, 2004), may cause results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted income from continuing operations, adjusted income from continuing operations per diluted share, adjusted net income, adjusted net income per diluted share, adjusted operating income and adjusted operating margin, which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of items that are nonrecurring or non-operational in nature such as property write-downs, gains on sales of assets and businesses or other amounts reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this Report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2004. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance. Below are schedules of Non-GAAP Supplemental Consolidated Income Statement Information which reconcile these measures to net income for the periods presented.

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Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2005	2004
Net revenues	$1,090,981	$982,576

Operating charges:
Salaries, wages and benefits	438,232	399,914
Other operating expenses	248,816	221,111
Supplies expense	149,327	135,858
Provision for doubtful accounts	82,455	83,596
Depreciation and amortization	43,609	36,454
Lease and rental expense	17,503	17,405

	979,942	894,338

Income before interest expense, minority interests and income taxes	111,039	88,238

Interest expense, net	11,995	10,902
Minority interests in earnings of consolidated entities	9,556	4,941

Income before income taxes	89,488	72,395
Provision for income taxes	33,086	26,813

Income from continuing operations	56,402	45,582
Income from discontinued operations, net of income tax expense (a)	5,007	601

Net income	$61,409	$46,183

Basic earnings per share: (b)
From continuing operations	$0.98	$0.79
From discontinued operations	0.09	0.01

Total basic earnings per share	$1.07	$0.80

Diluted earnings per share: (b)
From continuing operations	$0.91	$0.73
From discontinued operations	0.08	0.01

Total diluted earnings per share	$0.99	$0.74

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

	Three months ended March 31,
	2005	2004
(a) Calculation of income (loss) from discontinued operations, net of income tax:
(Loss) income from operations	$(1,219)	$951
Gains on divestitures	9,096	—

Income from discontinued operations, pre-tax	7,877	951
Income tax provision	(2,870)	(350)

Income from discontinued operations, net of income tax expense	$5,007	$601

(b) Earnings per share calculation:

Basic:
Income from continuing operations	$56,402	$45,582
Less: Dividends on unvested restricted stock, net of taxes	(27)	(28)

Income from continuing operations - basic	$56,375	$45,554
Income from discontinued operations	5,007	601

Net income - basic	$61,382	$46,155

Weighted average number of common shares - basic	57,523	57,564

Basic earnings per share:
From continuing operations	$0.98	$0.79
From discontinued operations	0.09	0.01

Total basic earnings per share	$1.07	$0.80

Diluted:
Income from continuing operations	$56,402	$45,582
Less: Dividends on unvested restricted stock, net of taxes	(27)	(28)
Add: Debenture interest, net of taxes	2,382	2,268

Income from continuing operations - diluted	$58,757	$47,822
Income from discontinued operations	5,007	601

Net income - diluted	$63,764	$48,423

Weighted average number of common shares	57,523	57,564
Add: Shares for conversion of convertible debentures	6,577	6,577
Other share equivalents	316	946

Weighted average number of common shares and equiv. - diluted	64,416	65,087

Diluted earnings per share:
From continuing operations	$0.91	$0.73
From discontinued operations	0.08	0.01

Total diluted earnings per share	$0.99	$0.74

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2005	December 31, 2004
Assets:
Cash and cash equivalents	$54,188	$33,125
Accounts receivable, net	624,181	552,538
Other current assets	97,542	90,392
Property, plant and equipment, net	1,456,699	1,448,066
Other assets	750,099	765,852
Assets held for sale	1,058	132,870

Total Assets	$2,983,767	$3,022,843

Liabilities and Stockholders’ Equity:
Current portion of long-term debt	$16,113	$16,968
Liabilities held for sale	222	11,116
Other current liabilities	514,990	441,572
Other noncurrent liabilities	251,352	243,617
Long-term debt	684,397	852,229
Deferred income taxes	50,935	50,212
Minority interest	190,863	186,543
Stockholders’ equity	1,274,895	1,220,586

Total Liabilities and Stockholders’ Equity	$2,983,767	$3,022,843

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information

For the Three Months Ended March 31, 2005 and 2004

(in thousands)

(unaudited)

	Three months ended March 31, 2005		Three months ended March 31, 2004
Net revenues	$1,090,981	100.0%	$982,576	100.0%
Operating charges:
Salaries, wages and benefits	438,232	40.2%	399,914	40.7%
Other operating expenses	248,816	22.8%	221,111	22.5%
Supplies expense	149,327	13.7%	135,858	13.8%
Provision for doubtful accounts	82,455	7.6%	83,596	8.5%

	918,830	84.2%	840,479	85.5%

Operating income/margin	172,151	15.8%	142,097	14.5%
Lease and rental expense	17,503		17,405
Minority interests in earnings of consolidated entities	9,556		4,941

Earnings before depreciation and amortization, interest expense, and income taxes (“EBITDA”)	145,092		119,751
Depreciation and amortization	43,609		36,454
Interest expense, net	11,995		10,902

Income before income taxes	89,488		72,395
Provision for income taxes	33,086		26,813

Income from continuing operations	56,402		45,582
Income from discontinued operations, net of income taxes	5,007		601

Net income	$61,409		$46,183

	Three months ended March 31, 2005		Three months ended March 31, 2004
Calculation of Adjusted Income from Continuing Operations	Amount	Per Diluted Share	Amount	Per Diluted Share
Income from continuing operations	$56,402	$0.91	$45,582	$0.73
Add: After-tax asset impairment charge	1,974	0.03	—	—
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.02)

Adjusted income from continuing operations	$58,376	$0.94	$43,834	$0.71

Net income	$61,409	$0.99	$46,183	$0.74
Add: After-tax asset impairment charge	1,974	0.03	—	—
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.02)
Less: After-tax gain on sale of home health business	(1,970)	(0.03)	—	—
Less: After-tax gain on sale of Puerto Rico hospitals	(3,812)	(0.06)	—	—

Adjusted net income	$57,601	$0.93	$44,435	$0.72

Calculation of Adjusted Operating Income/Margin	Amount	Margin	Amount	Margin
Operating income/margin	$172,151	15.8%	$142,097	14.5%
Add: After-tax asset impairment charge	1,974	0.2%	—	—
Less: After-tax DSH revenue attributable to prior year	—	—	(1,748)	(0.2)%

Adjusted operating income/margin	$174,125	16.0%	$140,349	14.3%

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter Ended 3/31/2005

Acute Care Hospitals
Revenues	8.7%
Adjusted Admissions	2.3%
Adjusted Patient Days	1.4%
Revenue Per Adjusted Admission	6.2%
Revenue Per Adjusted Patient Day	7.2%

Behavioral Health Hospitals

Revenues	5.4%
Adjusted Admissions	0.1%
Adjusted Patient Days	2.5%
Revenue Per Adjusted Admission	5.2%
Revenue Per Adjusted Patient Day	2.8%

	First Quarter Ended
UHS Consolidated	3/31/2005	3/31/2004
Revenues	$1,090,981	$982,576
EBITDA (1)	$145,092	$119,753
EBITDA Margin (1)	13.3%	12.2%

Cash Flow From Operations	$134,612	$95,126
Days Sales Outstanding	51	53
Capital Expenditures	$57,920	$70,436

Debt (net of cash)	646,322	870,029
Shareholders Equity	1,274,895	1,133,329
Debt / Total Capitalization	33.6%	43.4%
Debt / EBITDA (2)	1.30	1.79
Debt / Cash From Operations (2)	1.49	2.24

Acute Care EBITDAR Margin (3)	17.0%	14.9%
Behavioral Health EBITDAR Margin (3)	24.6%	24.0%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Before Corporate overhead allocation and minority interest

UNIVERSAL HEALTH SERVICES, INC.

SELECTED HOSPITAL STATISTICS

MARCH 31, 2005

AS REPORTED:

	For the three months ended
	Acute (1)			Behavioral Health
	03/31/05	03/31/04%		03/31/05	03/31/04%
Hospitals owned and leased	24	23	4.3%	44	39	12.8%
Average licensed beds	5,529	5,652	-2.2%	4,414	3,904	13.1%
Patient days	311,598	303,610	2.6%	325,874	283,898	14.8%
Average daily census	3,462.2	3,336.4	3.8%	3,620.8	3,119.8	16.1%
Occupancy-licensed beds	62.6%	59.0%	6.1%	82.0%	79.9%	2.7%
Admissions	67,015	64,550	3.8%	25,045	24,139	3.8%
Length of stay	4.6	4.7	-1.1%	13.0	11.8	10.6%

Inpatient revenue	$1,946,868	$1,751,418	11.2%	$325,897	$293,729	11.0%
Outpatient revenue	690,580	616,434	12.0%	48,515	42,976	12.9%
Total patient revenue	2,637,448	2,367,852	11.4%	374,412	336,705	11.2%
Other revenue	13,116	9,011	45.6%	7,960	8,341	-4.6%
Gross hospital revenue	2,650,564	2,376,863	11.5%	382,372	345,046	10.8%

Total deductions	1,843,940	1,644,412	12.1%	192,812	179,143	7.6%

Net hospital revenue	$806,624	$732,451	10.1%	$189,560	$165,903	14.3%

SAME FACILITY:
	Acute (1) (2)			Behavioral Health (3)
	03/31/05	03/31/04%		03/31/05	03/31/04%
Hospitals owned and leased	23	23	0.0%	39	39	0.0%
Average licensed beds	5,409	5,652	-4.3%	4,008	3,904	2.7%
Patient days	308,379	303,610	1.6%	291,951	283,898	2.8%
Average daily census	3,426.4	3,336.4	2.7%	3,243.9	3,119.8	4.0%
Occupancy-licensed beds	63.3%	59.0%	7.3%	80.9%	79.9%	1.3%
Admissions	66,120	64,550	2.4%	24,221	24,139	0.3%
Length of stay	4.7	4.7	-0.8%	12.1	11.8	2.5%

(1)	Does not include hospitals located in France or discontinued operations.
(2)	Lakewood Ranch is excluded in both current and prior years.
(3)	Stonington and the four facilities purchased from Keystone are excluded in both current and prior years.